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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                              AT SEPTEMBER 30, 2003

SUBSIDIARY                                    JURISDICTION
----------                                    ------------
Advanced Crystal Technology, LLC (ACT, LLC)   Tennessee

Colorado Medical Cyclotron, LLC               Colorado

CTI PET Systems, Inc.,                        Tennessee
      d/b/a CPS Innovations

CTI, GmbH                                     Germany

CTI Molecular Imaging-Europe Limited          United Kingdom

CTI Molecular Imaging-Iberia, S.L.            Spain

CTI Molecular Imaging-Italia, S.r.L.          Italy

CTI Molecular Imaging-UK Limited              United Kingdom

CTIMI Korea Co., Ltd.                         South Korea

CTI Services, Inc.                            Tennessee

CTI (The Power Behind PET) Limited            Hong Kong

Mirada Solutions Limited                      United Kingdom

Monrol Izotop Servisi Anonim Sirketi          Turkey

New England PETNet Manufacturing              Massachusetts
& Distribution Center, LLC

P.E.T.Net Pharmaceuticals, Inc.               Tennessee

Oxford Intelligent Visualisation              United Kingdom
& Analysis Limited (OXIVA)

P.E.T.Net Pharmaceutical Services-            California
California, Inc.

PETNET Houston, LLC                           Texas

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
PETNet Indiana, LLC                           Indiana

PETNet Pharmalogic, LLC                       Tennessee

Tower PET Center, LLC                         Delaware
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